EXHIBIT 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-KSB of Central Virginia Bankshares, Inc. for the fiscal year ended December 31, 2003, we, Ralph Larry Lyons, President and Chief Executive Officer of Central Virginia Bankshares, Inc., and Charles F. Catlett, III, Senior Vice President and Chief Financial Officer of Central Virginia Bankshares, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(a)

such Form 10-KSB/A for the year ended December 31, 2003 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)

the information contained in such Form 10-KSB/A for the year ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Central Virginia Bankshares, Inc. as of, and for, the periods presented in such Form 10-KSB/A.

By:

/s/ Ralph Larry Lyons

Date:  April 20, 2004

Ralph Larry Lyons

President and Chief Executive Officer

By:

/s/ Charles F. Catlett, III

Date:  April 20, 2004

Charles F. Catlett, III

Senior Vice President and Chief

   Financial Officer